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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Natera, Inc. for the registration of Common Stock and to the incorporation by reference therein of our report dated March 15, 2019, with respect to the consolidated financial statements of Natera, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

San Jose, California
October 15, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm